UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026 (June 5, 2026)

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Lancaster Ave., #336, Wayne, PA 19087

(Address of Principal Executive Offices, and Zip Code)

(202) 987-8368

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2026, the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of BTCS Inc. (the “Company”) was held. The following is a brief description of each matter voted upon at the Annual Meeting and the results of the vote.

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
(1) To elect the following directors:
Charles Allen	18,417,918	—	263,814	—	13,270,443
Charles Lee	18,002,240	—	679,492	—	13,270,443
Ashley DeSimone	17,661,803	—	1,019,929	—	13,270,443

(2) To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for fiscal year 2026.	31,395,000	180,816	—	376,359	0

(3) To approve an amendment to increase the number of shares of common stock authorized for issuance under the BTCS Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”), to 24,500,000 shares.	12,471,715	6,162,939	—	47,078	13,270,443

(4) To approve an amendment to the 2021 Plan to permit shares tendered for payment of option exercises or withheld for tax obligations and shares related to stock-settled awards to again be available for future grants under the 2021 Plan.	17,143,516	1,483,565	—	54,651	13,270,443

(5) To approve an amendment to the 2021 Plan to add an evergreen provision that automatically increases the shares available for issuance under the 2021 Plan by 2.5% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, beginning with fiscal year 2027.	12,196,037	6,421,729	—	63,966	13,270,443

(6) To approve, if necessary, the adjournment of the Annual Meeting to a later date or time to permit further solicitation and vote of proxies if there were not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote.	23,765,250	7,692,466	—	494,459	0

All of the proposals were described in more detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 15, 2026.

As of the record date, April 8, 2026, there were 49,775,371 shares of common stock outstanding and a total of 31,952,175 shares of common stock were voted or represented by proxy, which represented approximately 64.19% of the voting power entitled to vote at the Annual Meeting and constituted a quorum. Proposal 1 (election of directors) required a plurality vote and the remaining proposals required the affirmative vote of the majority of the votes cast by the holders of common stock.

Based on the voting results, each of the three director nominees (Charles Allen, Charles Lee, and Ashley DeSimone) was elected by a plurality of votes cast to serve until the 2027 Annual Meeting of Shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. The shareholders also approved each of Proposals 2 through 6. No other business was brought before the Annual Meeting.

Item 8.01 Other Events.

On June 5, 2026, the Company repaid $8.7 million of outstanding principal indebtedness under its borrowing arrangement with Aave, a decentralized finance protocol. After giving effect to such repayment, the Company’s remaining outstanding indebtedness under such arrangement is approximately $35.7 million, inclusive of accrued and unpaid interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: June 8, 2026	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer